EXHIBIT 99.1

Albemarle Appoints Michelle T. Collins and Mark R. Widmar to Board of Directors

March 2, 2026

CHARLOTTE, N.C., March 2, 2026 /PRNewswire/ -- Albemarle Corporation (NYSE: ALB), a global leader in providing essential elements for mobility, energy, connectivity and health, today announced that its Board of Directors (the "Board") has appointed Michelle T. Collins and Mark R. Widmar to the Board, effective February 26, 2026. Collins will join the Board's Audit & Finance Committee and Governance & Public Policy Committee. Widmar will join the Executive Compensation & Talent Development Committee and Safety, Sustainability, Operations & Capital Committee.

Collins brings more than 40 years of audit and advisory related experience to the Board. She is a former Vice Chair, Senior Audit Partner, and National Automotive Sector Leader for Deloitte & Touche LLP, working with Deloitte's largest global clients from 1996 until her recent retirement. Ms. Collins also served on the Deloitte & Touche U.S. Board of Directors for six years where she served as Vice Chair, Chair of the Finance and Audit Committee and Chair of the Governance Committee.

"Michelle will bring a wealth of leadership experience to the Board, honed over decades of service in audit and advisory roles," said Albemarle Chairman and CEO Kent Masters. "Her expertise in financial reporting, technology, business transformation, governance, and risk management will be a valuable asset to our Board and our shareholders."

Widmar brings extensive executive leadership experience to the Board of Directors. Since 2016, he has served as Chief Executive Officer of First Solar, following earlier roles as the company's Chief Financial Officer and Chief Accounting Officer. Before joining First Solar, he was Chief Financial Officer at GrafTech International Ltd. from 2006 to 2011 and previously served in financial leadership roles at NCR Inc., Dell Inc., and various other global, public organizations. Widmar began his career in 1987 as an accountant with Ernst & Young.

"Through his experience as both a CEO and CFO, Mark will bring significant public company management and board experience, along with deep knowledge in global supply chains, operations, emerging markets, and government affairs," Masters said. "His background and capabilities will benefit our Board and support Albemarle's long-term strategy."

The appointments of Ms. Collins and Mr. Widmar are part of the Board's regular succession planning, and reflect its continued commitment to effective oversight, strong corporate governance, and long-term value creation.

About Albemarle Corporation

Albemarle Corporation (NYSE: ALB) leads the world in transforming essential resources into critical ingredients for mobility, energy, connectivity and health. We partner to pioneer new ways to move, power, connect and protect with people and planet in mind. A reliable and high-quality global supply of lithium and bromine allows us to deliver advanced solutions for our customers. Learn more about how the people of Albemarle are enabling a more resilient world at Albemarle.com.

Albemarle regularly posts information to Albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, U.S. Securities and Exchange Commission filings and other information regarding the company, its businesses and the markets it serves.

Forward-Looking Statements
This press release contains statements concerning our expectations, anticipations and beliefs regarding the future, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties, often contain words such as "anticipate," "believe," "expect," "may," "should," "would," and "will" and similar references to future periods. Forward-looking statements may include statements regarding: expectations relating to Company strategy, operations, or performance; plans and expectations related to board composition and contributions; other underlying assumptions and outlook considerations, and all other information relating to matters that are not historical facts. These and other forward-looking statements are based on management's current assumptions and expectations and involve risks and uncertainties that could significantly affect expected results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Factors that could cause Albemarle's actual results to differ materially from the outlook expressed or implied in any forward-looking statement include: breaches of contract; changes in economic and business conditions; changes in availability to serve on the board of directors; trade policies and tariffs; technological change and development; changes in laws and government regulation; regulatory actions, proceedings, cyber-security breaches, and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under "Risk Factors" in Albemarle's most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are filed with the SEC and available on the investor section of Albemarle's website (investors.albemarle.com) and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Investor Relations Contact: +1 (980) 308-6194, invest@albemarle.com
Media Contact: Ryan Dean, +1 (980) 308-6310, media@albemarle.com